SUB-ITEM 77H

                                              MFS GOVERNMENT SECURITIES FUND

         As of February 28, 2001, entities beneficially owning more than 25% of the Fund's voting securities, thereby becoming controlling entities of such Fund, are those entities as follows:

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                                                                                                                    % OF
                                                                                                                   SHARES

                            SERIES                                        OWNER AND ADDRESS                        OWNED

          MFS Government Securities Fund                MFS Pension Plan                                           86.81%
          I Shares                                      c/o Mark Leary.
                                                        Mass Financial Services Company
                                                        Attn: Thomas B. Hastings
                                                        500 Boylston Street, Ste. 9
                                                        Boston, Massachusetts  02116-3740



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